                                                                    EXHIBIT 10.4

                            NON-COMPETITION AGREEMENT

          This Non-Competition Agreement (this "Agreement") is being executed and delivered as of February 1, 2006 by and between David Scherer ("Unitholder") and WebSideStory, Inc., a Delaware corporation ("Parent").

          WHEREAS, Visual Sciences, LLC, a Delaware limited liability company (the "Company"), Parent and VS Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into Merger Sub (the "Transaction").

          WHEREAS, goodwill was a material consideration in Parent's decision to enter into the Transaction. If Unitholder were to compete with the business of Parent and the Company and Merger Sub subsequent to the consummation of the Transaction, such competition would materially and adversely affect the value of the business acquired by Parent in the Transaction.

          WHEREAS, in connection with the Transaction and to more fully secure unto Parent the benefits of the Transaction, Parent has requested that Unitholder enter into this Agreement, and Unitholder has agreed to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

     1. ACKNOWLEDGMENTS BY UNITHOLDER. Unitholder acknowledges that the promises and restrictive covenants that Unitholder is providing in this Agreement are reasonable and necessary to the protection of Parent's business and Parent's legitimate interests in the Transaction (including the Company's goodwill) pursuant to the Merger Agreement. Unitholder acknowledges that, in connection with the consummation of the Transaction, all of Unitholder's Units in the Company will be converted into Parent Common Stock, Senior Notes, Parent warrants and cash. Unitholder further acknowledges that he will be eligible to receive additional stock options from Parent, and that goodwill was a material consideration in Parent's decision to enter into the Transaction. Unitholder acknowledges that if Unitholder were to compete with the business of the Company subsequent to the consummation of the Transaction, such competition could materially and adversely affect the value of the business acquired by Parent in the Transaction.

     2. NON-COMPETITION. During the period commencing at the Effective Time and ending on twenty-four (24) months from the Effective Time (the "Restrictive Period"), Unitholder shall not be or become an officer, director, Unitholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in any person or entity that competes directly with the Company Business (as defined below) as conducted by the Company on or during the six (6) months preceding the Effective Time, which for purposes of this Agreement shall mean and be limited to the business of developing and providing software or enabling services for use by businesses to conduct web site and/or interactive telephone system usage analytics (collectively, the "Company Business"); provided, however, that nothing in this Section 2 shall prevent Unitholder from owning as a passive investment less than one percent (1%) of the outstanding shares of the capital stock of a publicly-held corporation if (A) such shares are actively traded on an established national securities market in the United States and (B) Unitholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation.

     3. NON-SOLICITATION. During the Restrictive Period, Unitholder shall not, directly or indirectly, solicit to employ (other than for the benefit of the Company) any person who is at the time of such solicitation known by Unitholder to be an employee of Parent or any of its Subsidiaries (including the Company and its successors) without obtaining the prior written consent of Parent (it being understood that any newspaper or other public solicitation not directed specifically to such person shall not be deemed to be a solicitation for purposes of this provision).

     4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Unitholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Unitholder, on the one hand, and Parent, on the other hand.

     5. SPECIFIC PERFORMANCE. Unitholder agrees that in the event of any breach or threatened breach by Unitholder of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it) to the extent permitted by Applicable Law to (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and
(b) an injunction restraining such breach or threatened breach.

     6. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Unitholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Unitholder's obligations or the rights of Parent under the terms of (a) the Merger Agreement or (b) the terms of any other agreement executed by Unitholder and Parent.

     7. NOTICES. Any notice or other communication required or permitted to be delivered to Unitholder or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third (3rd) day after such mailing, but only if deposited at a U.S. Postal Service office in California) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          IF TO PARENT: WebSideStory, Inc.
                        10182 Telesis Court, 6th Floor
                        San Diego, California 92121
                        Facsimile: (858) 546-0695
                        Attention: General Counsel

          With copies (which shall not constitute notice) to:

                        Latham & Watkins LLP
                        12636 High Bluff Drive
                        San Diego, California 92130
                        Facsimile: (858) 523-5450
                        Attention: Barry M. Clarkson, Esq.

          IF TO UNITHOLDER: David Scherer
                            [Address]

     8. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

     9. GOVERNING LAW. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with the law of the Commonwealth of Virginia, and the parties agree that any dispute arising out of or relating to this Agreement will be litigated in the federal, state or local courts in the Commonwealth of Virginia, which shall have exclusive jurisdiction and venue over the parties with respect to any such dispute.

     10. WAIVER. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12. FURTHER ASSURANCES. Unitholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

     13. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between any of such parties relating to the subject matter hereof.

     14. AMENDMENTS; TERMINATION. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Unitholder. This Agreement shall automatically terminate and be of no further force or effect upon the termination of the Restrictive Period.

     15. ASSIGNMENT. This Agreement and all obligations hereunder are personal to Unitholder and may not be transferred or assigned by Unitholder at any time. Parent may assign its rights and delegate its obligations under this Agreement in whole or in part, without the consent or approval of Unitholder or any other person or entity, to (i) a wholly owned subsidiary of Parent, in which event all of the rights and powers of Parent and remedies available to Parent under this Agreement shall extend to and be enforceable by such subsidiary (provided that Parent remains jointly and severally liable with such assignee for any obligations of Parent hereunder after such assignment) or (ii) any person or entity that acquires Parent, whether by way of merger or the purchase of all of Parent's outstanding capital stock or substantially all of Parent's assets.

     16. BINDING NATURE; INTERPRETATION OF THIS AGREEMENT. Subject to Section 15 hereof, this Agreement shall be binding upon the parties and their representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of the parties and their respective successors and assigns. The parties agree that this Agreement shall not be interpreted against either party solely because this Agreement was drafted by attorneys for Parent.

     17. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts.

     18. DEFINED TERMS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties here executed this Agreement as of the date first above written.

UNITHOLDER:                             PARENT:

Name: David Scherer                     WEBSIDESTORY, INC.,
                                        A DELAWARE CORPORATION


Signature: /s/ David Scherer            By: /s/ Jeffrey W. Lunsford
           --------------------------       ------------------------------------
Address:                                Name: Jeffrey W. Lunsford
         ----------------------------   Title: Chief Executive Officer

         ----------------------------

            [Counterpart Signature Page to Non-Competition Agreement]